UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2016

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Drive, Suite 110

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2016, Organovo Holdings, Inc. (the “Company”) announced that Craig Kussman will join the Company as Chief Financial Officer and principal financial and accounting officer, effective August 22, 2016 (the “Effective Date”). On the Effective Date, Keith Murphy, the Company’s Chief Executive Officer and President, will cease serving as the Company’s principal financial and accounting officer, and will continue serving as Chief Executive Officer and President and principal executive officer.

Mr. Kussman, age 58, was most recently the Chief Financial Officer at Alphaeon Corporation, a lifestyle healthcare company, a position he has held since October 2014. From August 2010 until October 2014, Mr. Kussman served as Chief Financial Officer of XIFIN, Inc., a healthcare information technology firm. Mr. Kussman also formerly served as Chief Financial Officer and Senior Vice President of Corporate Development for Ascenta Therapeutics, a developmental stage biopharmaceutical company. He has also held senior executive positions at Breach Security, Discovery Partners International, Inc., SYNAVANT Inc., Cognizant Corp., and IMS Health. Mr. Kussman received an MBA in Finance from The Wharton School, and a BA in Economics and Mathematics from Pomona College.

Mr. Kussman accepted an offer letter (the “Offer Letter”) from the Company on July 31, 2016 setting forth certain terms of his employment. Pursuant to the Offer Letter, Mr. Kussman will be entitled to receive (i) an annual base salary of $375,000 and (ii) a target annual cash incentive bonus equal to 35% of his base salary, with the actual amount of the bonus to be based on the achievement of certain corporate and individual performance goals to be established by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors.

Pursuant to the Offer Letter, subject to the approval of the Compensation Committee, Mr. Kussman will also receive a long-term equity incentive grant of 330,000 options and 132,000 restricted stock units (“RSUs”). One quarter of the options and RSUs will vest on August 15, 2017, and the remaining options and RSUs will vest quarterly over a period of twelve quarters thereafter. Mr. Kussman will also be entitled to a sign-on bonus of $75,000 (in lieu of any relocation assistance and less applicable tax and authorized withholdings), $37,500 of which will be payable upon the four-month anniversary of the Effective Date, and the remaining $37,500 of which will be payable upon the nine-month anniversary of the Effective Date.

Additionally, Mr. Kussman will be a Tier One participant under the Company’s 2015 Severance and Change in Control Plan. It is anticipated that Mr. Kussman will also enter into the Company’s standard form of indemnification agreement for officers and participate in other compensation and benefit programs generally available to the Company’s executive officers.

There are no family relationships between Mr. Kussman and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Offer Letter is filed as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein. The Company’s 2015 Severance and Change in Control Plan was previously approved by the Compensation Committee in November 2015, and filed with the Securities and Exchange Commission on November 9, 2015 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and is incorporated by reference herein. The Company’s form of indemnification agreement was filed with the Securities and Exchange Commission on February 13, 2012 as Exhibit 10.17 to the Company’s Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 2, 2016, the Company issued a press release announcing the appointment of Mr. Kussman as Chief Financial Officer. A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Offer Letter, dated as of July 31, 2016, with Craig Kussman.

99.2	Press Release Issued by the Company on August 2, 2016 announcing the appointment of Craig Kussman as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: August 2, 2016	By:	/s/ Keith Murphy
	Name:	Keith Murphy
	Title:	Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

99.1	Offer Letter, dated as of July 31, 2016, with Craig Kussman.

99.2	Press Release Issued by the Company on August 2, 2016 announcing the appointment of Craig Kussman as Chief Financial Officer.